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                               GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT (the "Agreement") is made and entered into as of January 3, 1994 by David W. Hardee ("Guarantor"), in favor of Elk International Corporation, Ltd. ("Elk").

      WHEREAS, Hardee Capital Partners, L.P. ("HCP"), Elk and others are parties to that certain letter agreement dated September 29, 1993 (the "Letter Agreement");

      WHEREAS, pursuant to the Letter Agreement, HCP has agreed to deliver to Elk a promissory note in the principal amount of $1,444,445 in favor of Elk dated the date hereof (the "Note");

      WHEREAS, pursuant to the Letter Agreement, Guarantor has agreed to execute this Agreement in favor of Elk.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Guarantor hereby agrees for the benefit of Elk as follows:

      1. Guaranty. Guarantor hereby unconditionally and irrevocable guarantees to Elk the timely payment and performance by HCP of all of its obligations at any time owing or outstanding pursuant to the Note upon delivery thereof to Elk (the "Guarantied Obligations").

      2. Nature of the Guaranty. The obligations of the Guarantor under this Guaranty shall be of a continuing nature, shall cover all of the Guarantied Obligations, and shall be irrevocable and unconditional, except as expressly provided herein. This Guaranty shall remain in effect until full payment and/or performance of all of the Guarantied Obligations.

      3. Authorization to Deal with HCP. Elk shall have complete discretion, without giving notice to, making demand of, or obtaining the consent of, the Guarantor, to deal with HCP in such manner as Elk in its sole discretion shall decide. Accordingly, Guarantor hereby grants to Elk full authority in its sole discretion, whether before or after termination of this Guaranty, and without giving notice to, making demand of, or obtaining the consent of Guarantor, to do any or all of the following, without limiting the generality of the foregoing:
(i) renew, extend, accelerate or otherwise modify or amend any term or condition of


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the Guarantied Obligations; (ii) settle, release, compromise or otherwise liquidate any portion of the Guarantied Obligations; (ii) accept partial payment of the Guarantied Obligations; or (iv) assign or transfer this Guaranty or any interest therein. No exercise or non-exercise by Elk of its rights, no dealing by Elk with HCP and no change, impairment or suspension of any right or remedy of Elk shall in any way affect any of Guarantor's duties or obligations hereunder or give Guarantor any recourse against Elk.


      4. Demands for Payment. Demands by Elk for payment under this Guaranty may be made on any number of occasions. Each demand shall be in writing. No delay in or failure to make such demand shall diminish or in any way affect Guarantor's obligations under this Guaranty.

      5. Agreements to Pay. All obligations payable by Guarantor hereunder shall be paid by Guarantor to Elk immediately upon demand, in lawful money of the United States, when such unsatisfied obligations are or become due. If a claim is made upon Elk at any time for repayment or recovery of any amount or amounts or other value received by Elk, from any source whatsoever, in payment of or on account of any of the Guarantied Obligations and Elk repays or otherwise becomes liable for all or any part of such claim by reason of the bankruptcy, insolvency or reorganization of HCP, Guarantor shall remain liable to Elk for the amount so repaid, or for which Elk otherwise is liable, to the same extent as if such amount or amounts never had been received by Elk notwithstanding any termination hereof.

      6. Unenforceability of the Guarantied Obligations Against HCP. If for any reason whatsoever HCP has no legal existence or is under no legal obligation to discharge the Guaranteed Obligations (other than by reason of HCP's payment or satisfaction of all amounts due thereunder), or if the monies due under the Guaranteed Obligations cannot be recovered in full from HCP due to operation of law or for any other reason, this Guaranty shall nevertheless be binding on Guarantor to the same extent as if Guarantor at all times prior to demand by Elk for payment hereunder had been, and at the time of such demand was, the principal debtor on the Guaranteed Obligations. Notwithstanding anything to the contrary contained herein, Guarantor shall have the right to claim the benefit of any defense, set-off or counterclaim which may be asserted by or available to HCP against Elk other than the automatic stay provisions of Section 362 of the Bankruptcy Code or any provisions relating to HCP's discharge in bankruptcy.


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      7. Waivers

            (a) Stature of Limitations. Guarantor waives and agrees not to exercise or take advantage of the defense of the statue of limitations in any action hereunder or for the collection or payment of any Guaranteed Obligation. If the maturity of any Guaranteed Obligation is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for purposes of this Guaranty, and without demand or notice to Guarantor.

            (b) Alternative Remedies, Contributions and Counterclaims. Guarantor hereby waives any rights to require Elk to proceed against HCP, or to pursue any other remedy in Elk's power against HCP and further waives the right to have the property of HCP first applied to the discharge of the Guaranteed Obligations, it being agreed by Guarantor that this Guaranty is an absolute guarantee of payment and performance and not of collection, that failure of Elk to exercise any rights or remedies it may have against HCP shall in no way impair the obligation of this Guaranty, and that the liability of Guarantor hereunder is and shall be direct and unconditional. Elk may, in its sole discretion, exercise any right or remedy it may have against HCP without affecting or impair in any manner the liability of Guarantor hereunder, except to the extent that the Guarantied Obligations are satisfied as a result thereof. Guarantor hereby waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Guarantor against HCP whether resulting from such election by Elk or otherwise.

            (c) Other Waivers. Guarantor hereby expressly waives the protection of, and any right to assert, in any action brought on this Guaranty or otherwise, Sections 2809, 2810, 2819, 2845, 2849, and 2850 of the California Civil Code; and any defense arising as a result of any election made by Elk under Section 9501(4) of the California Commercial Code. Guarantor waives any defenses arising as a result of any election made by Elk in any proceeding instituted under Title 11 of the United States Code (the "Bankruptcy Code"), under Section 1111(b)(2) of the Bankruptcy Code, and any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. None of the waivers granted in this Section 9(c) shall limit the generality of any other waiver granted in this Section 9(c), or limit any other waiver or right provided in this Agreement. All waivers by the Guarantor of rights, and all rights and remedies afforded Elk herein, and all other provisions of this Guaranty are expressly made subject to any applicable mandatory and unwaivable provi-


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sions of law limiting, or imposing conditions upon, such waivers or the effectiveness thereof or any such rights and remedies.

            (d) No Subrogation. Until all of the obligations of the Guarantor with respect to the Guarantied Obligations have been performed, satisfied and discharged in full, Guarantor shall have no right of subrogation to the rights of Elk.

            (e) Notices. Guarantor hereby waives all presentments, demands for performance, notices of default and nonperformance by HCP, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation or in currency of new or additional indebtedness, notices of assignment or transfer of this Guaranty by Elk, and notices of every other kind and nature whatsoever, including those of any action or non-action on the part of HCP or Elk.

      8. Miscellaneous.

            (a) Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if sent by United States mail, certified or registered, with return receipt requested, or
(ii) if delivered in person:

                  If to Elk, at


                  Elk International Corporation, Ltd.
                  P.O. Box N-3247
                  Nassau, Bahamas
                  Attn:

                  If to Guarantor, at

                  David W. Hardee
                  258 Amalfi Drive
                  Santa Monica, California 90402

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given, (i) if sent by mail, five days after the date mailed, and (ii) if delivered in person, on the date of delivery.


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            (b) Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of Elk, provided, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party not shall be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

            (c) Remedies. Elk' rights and remedies under this Guaranty shall be cumulative and nonexclusive of any other rights and remedies which Elk may have under any other agreement, by operation of law or otherwise.

            (d) Severability. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

            (e) Successors and Assigns. This Guaranty shall not be assignable by the Guarantor. This Guaranty shall be assignable by Elk and shall inure to the benefit of Elk and its successors and assigns.

            (f) Necessary Acts. Guarantor shall perform any further acts and execute and deliver any additional agreements, assignments, documents or instruments that may be reasonably necessary to carry out the provisions or to effectuate the purposes of this Guaranty.

            (g) Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

            (h) Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the state of California


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applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.


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      IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered to Elk as of the date first written above.

                                    /s/ David W. Hardee
                                    -------------------
                                        DAVID W. HARDEE

AGREED AND ACCEPTED:

ELK INTERNATIONAL
 CORPORATION, LTD.

By: /s/ Elkana Faiwuszewicz
    -----------------------
      Its:

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